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AT&T Reports Fourth-Quarter and Full-Year Results Highlighted by Robust Wireless Data Growth,
Accelerated U-verse TV Ramp,
Continued Double-Digit Growth in IP Data Services

▪	Full-year reported EPS of $2.16, up from $1.94 for 2007; full-year adjusted EPS of $2.81, compared with $2.76 for 2007

▪	Fourth-quarter reported EPS of $0.41 versus $0.51 for the year-earlier quarter; adjusted fourth-quarter EPS of $0.64 versus $0.71

▪
Fourth-quarter EPS reflects the success of AT&T’s iPhone 3G launch. Adjusted results exclude merger-related costs and a previously announced force reduction charge. In addition, both reported and adjusted fourth-quarter 2008 earnings include $0.07 of pressure from the company’s iPhone 3G initiative, hurricane-related expenses and foreign exchange impacts

▪	2.1 million fourth-quarter net gain in wireless subscribers to reach 77.0 million in service, up 7.0 million over the past year

▪
4.3 million iPhone 3G devices activated in the second half of 2008, including 1.9 million in the fourth quarter. Approximately 40 percent of iPhone activations were for customers new to AT&T. iPhone 3G continues to deliver high-value subscribers with significantly higher ARPU (average monthly revenues per subscriber) and lower churn than AT&T’s postpaid subscriber average

▪	Wireless postpaid subscriber ARPU growth of 3.9 percent versus the year-earlier quarter to $59.59; postpaid data ARPU up 35.7 percent versus the fourth quarter of 2007 and up 10.9 percent sequentially

▪
51.2 percent growth in wireless data revenues — reflecting rapid adoption of wireless integrated devices and increased usage of wireless Internet access, messaging and related services; AT&T’s wireless integrated devices in service more than doubled over the past year

▪
Strong ramp in AT&T U-verseSM TV subscribers, with a fourth-quarter net increase of 264,000, the company’s best quarterly gain to date, to reach more than 1 million in service; U-verse network deployment now reaches 17 million living units

▪
14.2 percent fourth-quarter growth in wireline IP data revenues driven by rapid expansion in AT&T U-verse services and growth in business products such as Virtual Private Networks (VPNs) and managed Internet services

Note: AT&T's fourth-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. ET on Wednesday, Jan. 28, 2009, at www.att.com/investor.relations.

DALLAS, Jan. 28, 2009 — AT&T Inc. (NYSE:T) today reported fourth-quarter and full-year results highlighted by strong wireless subscriber gains and continued progress in key growth areas including wireless data services, IP-based services for businesses and AT&T U-verse TV. Growth in these areas more than offset expected economic pressures, primarily reflected in lower wireline voice revenues.

For the fourth quarter, AT&T’s revenues totaled $31.1 billion, net income was $2.4 billion and cash from operating activities totaled $10.9 billion. Full-year revenues totaled $124.0 billion, net income was $12.9 billion and cash from operating activities totaled $33.7 billion.

"Despite the economic environment, we grew revenues in 2008, and I expect 2009 will be another year of overall revenue growth and solid progress for our company,” said Randall Stephenson, AT&T chairman and chief executive officer.

"During the past year, we took major steps to improve AT&T’s position for 2009 and beyond. The success of our iPhone 3G launch has driven wireless growth and helped redefine the wireless data space. Our AT&T U-verse TV service continues to ramp. We completed the world's largest deployment of the fastest Internet backbone technology across our U.S. network. We further expanded our industry-leading network capabilities and product sets for the business market.

“I am pleased to say that as we made these advances, we also delivered on our cost initiatives and returned substantial value to shareowners, including our 25th consecutive annual dividend increase, which was announced in December.

“Looking ahead, while we are cautious about the economic environment, AT&T is well positioned with a strong balance sheet and premier operational assets, and I am very confident in our ability to execute.”

Fourth-Quarter Reported Results

For the quarter ended Dec. 31, 2008, AT&T's consolidated revenues totaled $31.1 billion, up 2.4 percent versus reported results in the year-earlier quarter and up 2.2 percent compared with fourth-quarter 2007 pro forma revenues, which exclude merger-related accounting impacts on directory revenues.

Consolidated revenue growth was driven by 13.2 percent wireless growth and a 14.2 percent increase in wireline IP data revenues, which include AT&T U-verse services and business offerings such as VPNs and managed Internet services. Gains in these areas more than offset pressures from the macro-environment, including impacts on access lines and wireline voice usage.

Compared with results for the year-earlier quarter, AT&T's reported operating expenses for the fourth quarter of 2008 were $26.2 billion versus $24.9 billion; reported operating income was $4.9 billion versus $5.5 billion; and AT&T's reported operating income margin was 15.8 percent, compared with 18.1 percent.

AT&T's reported fourth-quarter 2008 net income totaled $2.4 billion versus $3.1 billion in the year-earlier quarter, and reported earnings per diluted share totaled $0.41, compared with
$0.51 in the fourth quarter of 2007.

Fourth-Quarter Adjusted Results

AT&T's adjusted results for the fourth quarter of 2008 exclude noncash merger-related expenses, a charge for investment losses from a merger-related trust and a previously announced charge for severance costs related to workforce reductions. For the fourth quarter of 2007, adjusted results excluded merger integration costs, merger-related amortization expenses and a merger-related directory accounting effect.

Compared with results for the year-earlier quarter, AT&T's adjusted operating expenses for the fourth quarter of 2008 totaled $24.5 billion versus $23.1 billion; adjusted operating income was $6.6 billion, compared with $7.3 billion; and AT&T's adjusted operating income margin was 21.1 percent versus 24.0 percent. AT&T's adjusted fourth-quarter 2008 net income totaled $3.8 billion versus $4.3 billion in the year-earlier quarter, and adjusted earnings per diluted share totaled $0.64, compared with $0.71 in the fourth quarter of 2007.

AT&T's fourth-quarter 2008 reported and adjusted margins and earnings reflect continued revenue growth and progress with previously outlined cost initiatives, offset by hurricane-related expenses and effects on wireless results from iPhone 3G. Impacts from the company's iPhone 3G initiative reduced pretax fourth-quarter earnings by approximately $450 million or $0.05 per share, and costs related to hurricanes reduced pretax earnings by approximately $120 million or $0.01 per share. In addition, foreign exchange impacts lowered equity income by approximately $90 million or $0.01 per share.

Cash From Operations

AT&T's cash from operating activities for the fourth quarter of 2008 totaled $10.9 billion, capital expenditures totaled $5.5 billion and free cash flow (cash from operations minus capital expenditures) totaled $5.4 billion. For the full year 2008, cash from operating activities totaled $33.7 billion, capital expenditures totaled $20.3 billion and free cash flow totaled $13.3 billion. For the full year, dividends paid totaled $9.5 billion, shares repurchased totaled 164.2 million for $6.1 billion and AT&T ended the year with 5.9 billion shares outstanding.

Wireless Operational Highlights

AT&T’s fourth-quarter wireless growth was powered by strong subscriber gains and continued rapid growth in advanced data services, which drove solid improvement in postpaid ARPU. Highlights include the following:

▪
2.1 Million Net Gain in Wireless Subscribers. AT&T posted a fourth-quarter net gain in wireless subscribers of 2.1 million to reach 77.0 million in service, up 7.0 million over the past year. Retail postpaid net adds topped 1.3 million, up 13.9 percent versus results in the year-earlier quarter. Total monthly subscriber churn in the fourth quarter was 1.6 percent, down from 1.7 percent for both the preceding quarter and the year-earlier fourth quarter. Postpaid churn was 1.2 percent, flat versus results for the preceding quarter and the fourth quarter of 2007.

▪
1.9 Million Apple iPhone 3G Activations. Postpaid subscriber growth reflects the dramatic success of iPhone 3G, which was launched in July 2008. AT&T’s fourth-quarter iPhone 3G activations totaled 1.9 million, approximately 40 percent to customers who were new to AT&T, and the company’s total iPhone activations over the last half of 2008 topped 4.3 million. AT&T's iPhone exclusive continues to deliver high-value subscribers with ARPU approximately 1.6 times higher and churn rates significantly lower than the company's overall postpaid subscriber base.

▪
Leadership in Integrated Devices. The iPhone and other integrated devices are key to AT&T's success in winning high-value subscribers. During the fourth quarter, nearly 60 percent of the company’s postpaid net adds came from customers choosing an integrated device, and 24.9 percent of AT&T's postpaid wireless subscribers now have an integrated device, up from 13.0 percent one year earlier.

▪
51.2 Percent Wireless Data Revenue Growth. Powered by AT&T’s premier wireless data network and its attractive device lineup, AT&T's wireless data revenues grew 51.2 percent versus the year-earlier fourth quarter to $3.1 billion. Wireless text messages on the AT&T network were nearly 80 billion in the fourth quarter, more than double the total for the year-earlier fourth quarter. Internet access revenues and multimedia message volumes also continued their robust growth. This marked AT&T’s 12th consecutive quarter with wireless data revenue growth above 50 percent. Data represented 26.6 percent of AT&T’s fourth-quarter wireless service revenues, up from 19.9 percent in the year-earlier quarter.

▪
Retail Postpaid Subscriber ARPU Up 3.9 Percent. Powered by strong growth in data services and broad adoption of integrated devices including the iPhone, AT&T continues to expand its industry-leading postpaid wireless subscriber ARPU. For the fourth quarter, total postpaid ARPU was $59.59, up 3.9 percent versus the year-earlier quarter. Postpaid data ARPU was $16.30, up $4.29 or 35.7 percent versus the fourth quarter of 2007, and up $1.60 or 10.9 percent sequentially. Total wireless subscriber ARPU was up 1.1 percent versus the fourth quarter of 2007.

▪
13.2 Percent Total Wireless Revenue Growth. Driven by subscriber gains and data growth, AT&T's total wireless revenues increased 13.2 percent to $12.9 billion, and wireless service revenues, which exclude handset and accessory sales, grew 13.3 percent to $11.5 billion. For the full year 2008, total wireless revenues were $49.3 billion, up $6.7 billion or 15.6 percent versus 2007 results.

▪
Sequential Wireless Margin Expansion. On a reported basis, fourth-quarter wireless operating expenses totaled $10.2 billion, operating income was $2.7 billion and AT&T's wireless operating income margin was 20.9 percent versus 17.0 percent in the year-earlier fourth quarter. On an adjusted basis, fourth-quarter wireless operating expenses totaled $9.7 billion, operating income was $3.2 billion and AT&T's wireless operating income margin was 24.6 percent versus 25.7 percent in the year-earlier fourth quarter.

Consistent with previously outlined expectations, the successful ramp of AT&T’s iPhone 3G initiative helped drive a substantial sequential improvement in AT&T’s wireless OIBDA margins. AT&T's fourth-quarter reported wireless OIBDA service margin was 35.8 percent, up from 33.5 percent in the third quarter of 2008 and 35.3 percent in the year-earlier quarter. In addition to operational improvements, year-over-year margin comparisons reflect approximately $450 million of pressure in the fourth quarter of 2008 associated with iPhone 3G and approximately $30 million of expenses due to hurricanes. Without the iPhone 3G and hurricane impacts, AT&T's fourth-quarter 2008 wireless OIBDA service margin would have been approximately 41 percent. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Wireline Operational Highlights

AT&T's fourth-quarter wireline results included continued double-digit growth in IP data revenues, a further ramp in AT&T U-verse TV subscribers and a sustained turnaround in wholesale revenues. Highlights include the following:

▪
Strengthened AT&T U-verse Ramp. AT&T further accelerated its ramp in U-verse TV growth with a net gain of 264,000 subscribers in the fourth quarter, up from 232,000 added in the third quarter of 2008, to reach more than 1 million in service. This growth reflects the high quality of the AT&T U-verse video experience, a large array of High Definition channels and a host of attractive features, including Total Home DVR, which was launched across the company’s U-verse footprint in the second half of 2008. AT&T U-verse network deployment more than doubled during 2008 and now passes 17 million living units.

▪
14.2 Percent Growth in Wireline IP Data Revenues. AT&T posted its fifth consecutive quarter of mid-teens growth in total wireline IP data revenues, driven by expansion in AT&T U-verse services and growth in business products such as VPNs and managed Internet services. Consumer IP data revenues, which include broadband and AT&T U-verse services, grew 21.4 percent, and retail business IP data revenues grew 11.4 percent. IP services now account for 45.2 percent of AT&T's total wireline data revenues, up from 41.5 percent in the year-earlier fourth quarter and 37.2 percent two years ago.

▪
Growth in Consumer ARPU. Reflecting growth in AT&T U-verse services and broadband, AT&T's revenues per consumer household served increased 3.4 percent versus the year-earlier quarter. Regional consumer revenue connections (retail voice, high speed Internet and video) totaled 47.0 million at the end of the quarter versus 49.4 million at the end of the fourth quarter of 2007 and 47.5 million at the end of the third quarter of 2008. Total wireline consumer broadband and TV connections over the past year increased by 1.8 million. Total regional consumer revenues were $5.3 billion, down 5.3 percent, as voice declines more than offset growth in data and video.

▪
Broadband Growth. AT&T’s total broadband connections, which include wireline subscribers and wireless customers with 3G LaptopConnect cards, increased by 357,000 in the fourth quarter to reach 16.3 million in service, up 1.5 million or 10.3 percent over the past year. The number of 3G LaptopConnect cards in service nearly doubled over the past year. AT&T U-verse TV continues to have a high attach rate for broadband, more than 90 percent in the fourth quarter, and sales of bundles that combine wireless with wired broadband service continue to be strong. Both wired and wireless broadband subscribers benefit from access to AT&T’s industry-leading Wi-Fi footprint, with nearly 20,000 hotspots in the United States and access to more than 80,000 hotspots around the world.

▪
Wholesale Turnaround. AT&T extended its major turnaround in wholesale revenues, which grew 1.0 percent versus the year-earlier fourth quarter. This marks AT&T’s second consecutive quarter of year-over-year growth in this category and compares with a year-over-year decline of 8.5 percent reported in the year-ago fourth quarter. The turnaround reflects solid demand for data services, offsetting expected declines in local voice. In addition, revenues from AT&T’s global network alliance with IBM continue to ramp.

▪
Retail Business IP Data Growth. AT&T enterprise and regional business operations continued to generate double-digit growth in IP data revenues, offsetting in large part expected economic pressures on usage-based legacy revenues, primarily in voice. Regional business revenues declined 0.9 percent versus the year-earlier quarter to $3.2 billion. Regional business data revenues grew 7.0 percent, consistent with results in recent quarters, led by Ethernet and IP data services, which made up 55.4 percent of AT&T's regional business data revenues and grew 18.3 percent versus the year-earlier fourth quarter. Enterprise revenues totaled $4.5 billion, down 3.7 percent versus the year-earlier quarter, reflecting pressures on voice and legacy data transport volumes. Enterprise sales flow and new service adoption remain solid.

Full-Year 2008 Results

To simplify its presentation of financial results, and in recognition of the fact that its major merger integration projects are now largely complete, in 2009, AT&T will no longer adjust results for merger-related costs and instead will present reported results accompanied by details on key factors impacting results.

Compared with 2007 full-year results, AT&T’s reported 2008 consolidated revenues totaled $124.0 billion, up 4.3 percent; full-year operating expenses were $101.0 billion, up 2.5 percent; net income was $12.9 billion, up 7.7 percent; and diluted earnings per share totaled $2.16, up 11.3 percent.

AT&T’s 2008 consolidated revenues were up 3.4 percent versus 2007 revenues adjusted for directory accounting effects. Compared with 2007 full-year adjusted results, 2008 adjusted operating expenses were $95.4 billion, compared with $91.3 billion; adjusted net income was $16.7 billion versus $17.0 billion; and adjusted diluted earnings per share totaled $2.81, compared with $2.76.

2009 Outlook

In 2009, despite a challenging environment, AT&T expects to deliver solid results. AT&T expects to grow consolidated revenues, make significant progress in its key growth initiatives, keep an aggressive focus on cost management and continue its strong record of returning substantial value to shareowners. Specific expectations for the full year, based on 2008 reported results, include the following:

▪	Continued consolidated revenue growth in the low single-digit range, led by gains in wireless and IP data services.

▪
A significant increase in wireless margins as the iPhone 3G customer base matures, with continued revenue growth. AT&T expects to achieve wireless service OIBDA margins in the low 40 percent range by the end of 2009, with a longer-term expectation of reaching the mid 40 percent range.

▪
Stable reported consolidated earnings and margins excluding pension and retiree benefit costs. AT&T expects approximately $0.19 of incremental noncash pressure to 2009 reported earnings per share due to increased expenses related to pension and retiree benefits. This reflects 2008 plan returns and AT&T’s consistent accounting approach that accelerates recognition of the effects of large changes in plan asset valuations. AT&T does not anticipate significant pension funding requirements in 2009.

▪
Stable free cash flow while executing a disciplined capital program that focuses investment in key growth initiatives. Total capital expenditures for 2009 are expected to be down 10 to 15 percent versus 2008 levels. AT&T expects to make continued good progress on its U-verse network build in 2009. Deployment currently reaches 17 million living units, and the company expects to reach its previously announced target of 30 million living units in 2011, a year later than its original plan.

Additional Background on Adjusted and Pro Forma Results

AT&T's adjusted earnings for the fourth quarter of 2008 exclude noncash, pretax costs related to acquisitions totaling $1.1 billion or $0.12 per diluted share; a charge of $445 million or $0.05 per diluted share for merger-related trust investment losses; and a charge of $617 million or $0.07 per diluted share for severance costs associated with workforce reductions, which is reflected in the Other segment. Adjusted results for the fourth quarter of 2007 excluded pretax, cash merger-related integration costs totaling $381 million or $0.04 per diluted share; noncash, pretax merger-related costs totaling $1.4 billion or $0.15 per diluted share; and a merger-related directory accounting impact of $36 million.

AT&T's reported fourth-quarter wireline operating expenses totaled $14.7 billion, down 0.3 percent from results in the year-earlier quarter, and on an adjusted basis, wireline operating expenses were $14.3 billion versus $14.2 billion in the fourth quarter of 2007. In addition to operational trends and progress on cost initiatives, fourth-quarter wireline cost trends also include expenses of approximately $90 million related to hurricanes.

AT&T's adjusted earnings for the full year 2008 exclude merger-related costs of $4.5 billion or $0.49 per diluted share; a charge of $445 million or $0.05 per diluted share for merger-related trust investment losses; and a charge of $991 million or $0.11 per diluted share for severance costs associated with workforce reductions. Adjusted results for the full year 2007 excluded merger-related costs of $7.5 billion or $0.80 per diluted share; gains from wireless transactions of $409 million or $0.04 per diluted share; and a merger-related directory accounting impact of $656 million or $0.07 per diluted share.

Advertising & Publishing results for 2007 were affected by accounting adjustments following AT&T's late 2006 acquisition of BellSouth. In accordance with purchase accounting rules, deferred revenues and expenses for all BellSouth directories delivered prior to the close of the merger were eliminated from 2007 consolidated results. This elimination of amortizations reduced fourth-quarter 2007 consolidated revenues by $53 million and consolidated operating expenses by $17 million. It reduced full year 2007 consolidated revenues by $964 million and consolidated operating expenses by $308 million.

AT&T manages its print directory business using amortized results. As a result, 2007 amortized results are shown in the Advertising & Publishing segment on AT&T's Statement of Segment Income. In 2008, both consolidated and segment results reflect amortization accounting.

About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world's most advanced IP-based business communications services, the nation’s fastest 3G network and the best wireless coverage worldwide, and the nation's leading high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of their three-screen integration strategy, AT&T operating companies are expanding their TV entertainment offerings. In 2008, AT&T again ranked No. 1 in the telecommunications industry on FORTUNE® magazine’s lists of the World’s Most Admired Companies and America’s Most Admired Companies. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com.

© 2009 AT&T Intellectual Property. All rights reserved. AT&T, the AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Note: This AT&T news release and other announcements are available as part of an RSS feed at www.att.com/rss. For more information, please review this announcement in the AT&T newsroom at http://www.att.com/newsroom.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment Operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE:  Wireless service OIBDA margins less the impacts of the iPhone 3G initiative and hurricane-related expenses, adjusted consolidated operating income margins and adjusted wireline operating income margins are intended to provide useful information for investors.

Management views the dilution from the iPhone 3G initiative and hurricane-related costs as having a short-term impact on the business.